Exhibit 23.1

       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual
Report (Form 10-K) of NeoPath, Inc. of our report dated
February 9, 1999, included in the 1998 Annual Report to
Shareholders of NeoPath, Inc.

Our audits also included the financial statement schedule of NeoPath, Inc. listed in Item 14(a). This schedule is the responsibility of management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-72261) of NeoPath, Inc. and in the related Prospectus, the Registration Statements (Form S-8 No. 33-40371) pertaining to the NeoPath, Inc. Stock Option Plan for Nonemployee Directors, as amended and restated on February 27, 1997, the NeoPath, Inc. 1989 Stock Option Plan, amended and restated on December 10, 1996, and the NeoPath, Inc. 1997 Employee Stock Purchase Plan, of our report dated
February 9, 1999, with respect to the financial statements incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1998.


                                          /s/ ERNST & YOUNG LLP

Seattle, Washington
March 26, 1999

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